                                                                    EXHIBIT 99.1

[LODGIAN LOGO]


For Immediate Release
Contact:
Debi Ethridge                                   Jerry Daly or Carol McCune
Vice President, Finance & Investor              Daly Gray Public Relations
 Relations                                        (Media)
dethridge@lodgian.com                           jerry@dalygray.com
(404) 365-2719                                  (703) 435-6293


                   LODGIAN REPORTS 2004 FIRST QUARTER RESULTS


         ATLANTA, Ga., April 26, 2004 -- Lodgian, Inc. (AMEX: LGN and LGN.pr), one of the nation's largest independent owners and operators of full-service hotels, reported results for the first quarter ended March 31, 2004.

         First quarter 2004 room revenues from continuing operations rose 6.8 percent to $57.6 million and total revenues from continuing operations increased
4.7 percent to $76.8 million.

         Earnings before interest, taxes, depreciation and amortization (EBITDA) for continuing operations for the 2004 first quarter, reconciled to net (loss) income in the attached schedules, were $12.9 million, including $0.2 million of bankruptcy-related charges, up from $7.9 million for the same period last year, including $3.4 million of bankruptcy-related charges.

         Loss from continuing operations was $6.4 million, including $4.3 million of preferred stock dividends reported as interest expense, compared to a $5.8 million loss for the first quarter of 2003. If the 2003 first quarter loss from continuing operations was adjusted for the $3.8 million of preferred stock dividends, the 2003 first quarter adjusted net loss from continuing operations would have been $9.6 million. Loss from discontinued operations was $0.7 million,

                                    - more -

Lodgian
Page 2


compared to a $3.2 million loss in the first quarter of 2003. Lodgian's net loss attributable to common stock for the first quarter of 2004 was $7.1 million, or $(1.01) per share. This compares to a net loss attributable to common stock of $12.9 million, or $(1.84) for the first quarter of 2003.

          "We made excellent progress in the first quarter, with March showing the greatest improvement," said Thomas Parrington, president and chief executive officer. "We continue to see strength in leisure travel and are finally seeing a return of the business traveler. The economy continues to build momentum, which is having a positive impact on hotel results. Increases in occupancy should lead to improvements in room rates if corporate travel budgets continue to increase and leisure travel remains strong."

OPERATING RESULTS

         Revenue per available room (RevPAR) for the 77 hotels in continuing operations rose 5.6 percent in the first quarter, based on a 4.3 percent improvement in occupancy and a 1.3 percent increase in average daily rate (ADR).

         "We are seeing steady improvement across our portfolio, especially those hotels where we have completed our refurbishment and upgrade program. During the first quarter, we spent an additional $5 million on renovations and, subject to completion of our offering of common stock, expect to spend an additional $35 million this year, substantially completing all of our deferred renovations."


                                    - more -

Lodgian
Page 3


         The company continued to focus on cost containment in the first quarter. Direct hotel operating costs as a percentage of total revenues were
38.4 percent for the first quarter of 2004, an improvement compared to 39.6 percent for the first quarter of 2003.

DISPOSITION PROGRAM

         Parrington noted that the company made significant progress in its announced plan to sell non-strategic assets. Lodgian sold five hotels in the first quarter and two additional hotels to date in the second quarter. "Since we announced plans to sell 19 hotels, an office building and three land parcels last October, we have completed the sale of eight hotels and the office building. We have contracts on an additional seven hotels and the three land parcels. We remain comfortable with our goal of completing the disposition program by year end."

CAPITAL STRUCTURE

         Parrington noted that the company has used the majority of the proceeds from asset sales to reduce debt. "Since we began our divestment program, we have reduced debt by $21.8 million, which has further strengthened our balance sheet." The company currently is in negotiations to finalize a commitment to refinance approximately $370 million of existing mortgage debt.

ANNUAL SHAREHOLDER MEETING

         At the company's annual meeting held on April 8, 2004, stockholders:

         - Elected eight directors to serve until the 2005 annual meeting.

         - Approved the amended and restated Lodgian, Inc. 2002 Stock Incentive Plan.


                                    - more -

Lodgian
Page 4


         - Approved the proposal to permit the board of directors to implement a reverse stock split.

         - Approved the Second Restated Certificate of incorporation whereby the company will, among other things, (a) increase its authorized shares, (b) provide stockholders the right to remove any or all of the members of the board of directors with or without cause, (c) elect out of the Delaware law restricting business combinations.

         - Ratified the appointment of Deloitte & Touche LLP as the company's independent auditors.

OUTLOOK

         "We are encouraged by the rebound in the hotel industry, the strengthening economy and improvements in our operations," Parrington said. "We are focused on improving the quality of our hotels and our guests' experience while increasing our occupancies and average room rates."

NON-GAAP FINANCIAL MEASURES

         The non-GAAP financial measures included in this press release are reconciled to the comparable GAAP measures in the schedules attached to this press release.

ABOUT LODGIAN

         Lodgian is one of the largest independent owners and operators of full-service hotels in the United States. The company currently manages a portfolio of 89 hotels with 16,806 rooms located in 30 states and Canada. Of the company's 89 hotel portfolio, 75 are under the InterContinental Hotels Group (Crowne Plaza, Holiday Inn, Holiday Inn Select and Holiday Inn Express) and Marriott brands (Courtyard by Marriott, Fairfield Inn and Residence Inns), and ten


                                    - more -

Lodgian
Page 5


are affiliated with six other nationally recognized hospitality brands. Four hotels are independent, unbranded properties. For more information about Lodgian, visit the company's Website: www.lodgian.com.

         This press release includes forward-looking statements related to Lodgian's operations that are based on management's current expectations, estimates and projections. These statements are not guarantees of future performance and actual results could differ materially. The words "may," "should," "expect," "believe," "anticipate," "project," "estimate," "plan," and similar expressions are intended to identify forward-looking statements. Certain factors are not within the company's control and readers are cautioned not to put undue reliance on forward-looking statements. These statements involve risks and uncertainties including, but not limited to, the company's ability to generate sufficient working capital from operations and other risks detailed from time- to-time in the company's SEC reports. The company undertakes no obligations to update events to reflect changed assumptions, the occurrence of unanticipated events or changes to future results over time.

                         LODGIAN, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                   MARCH 31, 2004              DECEMBER 31, 2003
                                                                   --------------              -----------------
                                                                    (UNAUDITED IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS
Current assets:
  Cash and cash equivalents                                           $  12,662                     $  10,897
  Cash, restricted                                                        7,447                         7,084
  Accounts receivable (net of allowances:
    2004 - $730; 2003 - $689)                                            11,483                         8,169
  Inventories                                                             5,666                         5,609
  Prepaid expenses and other current assets                              16,670                        17,068
  Assets held for sale                                                   55,788                        68,567
                                                                      ---------                     ---------
         Total current assets                                           109,716                       117,394

Property and equipment, net                                             561,461                       563,818
Deposits for capital expenditures                                        13,577                        15,782
Other assets, net                                                        11,039                        12,180
                                                                      ---------                     ---------
                                                                      $ 695,793                     $ 709,174
                                                                      =========                     =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                   $   7,456                     $   7,131
   Other accrued liabilities                                             32,401                        31,432
   Advance deposits                                                       3,133                         1,882
  Current portion of long-term debt                                      18,971                        16,563
  Liabilities related to assets held for sale                            47,340                        57,948
                                                                      ---------                     ---------
   Total current liabilities                                            109,301                       114,956
 Long-term debt:
  12.25% Cumulative preferred shares subject to
   mandatory redemption                                                 146,462                       142,177
  Long-term debt - other                                                404,044                       409,115
                                                                      ---------                     ---------
        Total long-term debt                                            550,506                       551,292
                                                                      ---------                     ---------
      Total liabilities                                                 659,807                       666,248
Minority interests                                                        2,467                         2,320
Commitments and contingencies
Stockholders' equity:
  Common stock, $.01 par value, 30,000,000 shares
    authorized; 7,001,501 and 7,000,774 issued and
    outstanding at March 31, 2004
    and December 31, 2003, respectively                                      70                            70
  Additional paid-in capital                                             89,831                        89,827
  Unearned stock compensation                                              (458)                         (508)
  Accumulated deficit                                                   (57,193)                      (50,107)
  Accumulated other comprehensive income                                  1,269                         1,324
                                                                      ---------                     ---------
         Total stockholders' equity                                      33,519                        40,606
                                                                      ---------                     ---------
                                                                      $ 695,793                     $ 709,174
                                                                      =========                     =========

                         LODGIAN, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                     THREE MONTHS ENDED
                                                                             ---------------------------------
                                                                             MARCH 31, 2004      MARCH 31, 2003
                                                                             --------------      --------------
                                                                              (UNAUDITED IN THOUSANDS, EXCEPT
                                                                                      PER SHARE DATA)
Revenues:
    Rooms                                                                        $ 57,563           $ 53,914
    Food and beverage                                                              16,488             16,607
    Other                                                                           2,754              2,858
                                                                                 --------           --------
          Total revenues                                                           76,805             73,379
                                                                                 --------           --------
Operating expenses:
  Direct hotel operating costs:
       Rooms                                                                       16,018             15,363
       Food and beverage                                                           11,534             11,734
       Other                                                                        1,972              1,938
                                                                                 --------           --------
          Total direct hotel operating costs                                       29,524             29,035
                                                                                 --------           --------
                                                                                   47,281             44,344
  Other operating expenses:
    Hotel operating costs - other                                                  24,072             22,475
    Property and other taxes, insurance and leases                                  5,751              6,661
    Corporate and other                                                             4,413              5,970
    Depreciation and amortization                                                   6,805              7,422
                                                                                 --------           --------
          Total other operating expenses                                           41,041             42,528
                                                                                 --------           --------
                                                                                    6,240              1,816
 Other income (expenses):
   Interest income and other                                                           43                 83
   Interest expense:
     Preferred stock dividend                                                      (4,285)                --
     Other interest expense (contractual interest: $8.2 million and
       $6.8 million for the three months ended March 31, 2004 and 2003,
       respectively)                                                               (8,159)            (6,279)
                                                                                 --------           --------
 Loss before income taxes, reorganization items and minority interests             (6,161)            (4,380)
 Reorganization items                                                                  --             (1,237)
                                                                                 --------           --------
 Loss before income taxes and minority interest                                    (6,161)            (5,617)
 Minority interests                                                                  (147)              (148)
                                                                                 --------           --------
 Loss before income taxes - continuing operations                                  (6,308)            (5,765)
 Provision for income taxes - continuing operations                                   (76)               (76)
                                                                                 --------           --------
 Loss - continuing operations                                                      (6,384)            (5,841)
                                                                                 --------           --------
 Discontinued operations:
   Loss from discontinued operations before income taxes                             (702)            (3,243)
   Income tax provision                                                                --                 --
                                                                                 --------           --------
   Loss from discontinued operations                                                 (702)            (3,243)
                                                                                 --------           --------
 Net loss                                                                          (7,086)            (9,084)
 Preferred stock dividend                                                              --             (3,776)
                                                                                 --------           --------
 Net loss attributable to common stock                                           $ (7,086)          $(12,860)
                                                                                 ========           ========
 Basic and diluted loss per common share:
  Net loss attributable to common stock                                          $  (1.01)          $  (1.84)
                                                                                 ========           ========

                         LODGIAN, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                      THREE MONTHS ENDED
                                                                              ----------------------------------
                                                                              MARCH 31, 2004      MARCH 31, 2003
                                                                              --------------      --------------
                                                                                    (UNAUDITED IN THOUSANDS)
Operating activities:
  Net loss                                                                        $ (7,086)          $ (9,084)
  Add: loss from discontinued operations                                               702              3,243
                                                                                  --------           --------
  Loss - continuing operations                                                      (6,384)            (5,841)
  Adjustments to reconcile loss  from continuing operations
   to net cash provided by operating activities:
    Depreciation and amortization                                                    6,805              7,422
    Amortization of unearned stock compensation                                         50                 --
    Preferred stock dividends                                                        4,285                 --
    Minority interests                                                                 147                148
    Write-off and amortization of deferred financing costs                           1,457                594
    Other                                                                              209                184
    Changes in operating assets and liabilities:
        Accounts receivable, net of allowances                                      (3,314)            (2,275)
        Inventories                                                                    (57)                20
        Prepaid expenses, other assets and restricted cash                             422             10,833
        Accounts payable                                                               594                (55)
        Other accrued liabilities                                                    2,894             (3,508)
        Advance deposits                                                             1,251              1,062
                                                                                  --------           --------
Net cash provided by operating activities from continuing operations                 8,359              8,584
Net cash provided by operating activities from discontinued operations              (2,246)            (2,269)
                                                                                  --------           --------
Net cash provided by operating activities                                            6,113              6,315
                                                                                  --------           --------
Investing activities:
  Capital improvements                                                              (5,001)           (10,309)
  Net proceeds from disposition of discontinued operations                          13,983                 --
  Withdrawals for capital expenditures                                               2,205              6,176
  Other                                                                                (42)              (357)
                                                                                  --------           --------
Net cash used in investing activities                                               11,145             (4,490)
                                                                                  --------           --------
Financing activities:
  Proceeds from exercise of stock options                                                4                 --
  Principal payments on long-term debt                                             (14,936)            (2,396)
  Payments of deferred financing costs                                                (561)              (352)
                                                                                  --------           --------
Net cash used in financing activities                                              (15,493)            (2,748)
                                                                                  --------           --------


Effect of exchange rate changes on cash                                                 --                 --
Net increase in cash and cash equivalents                                            1,765               (923)
Cash and cash equivalents at beginning of period                                    10,897             10,875
                                                                                  --------           --------
                                                                                  $ 12,662           $  9,952
                                                                                  ========           ========

Supplemental cash flow information:
Cash paid during the period for:
  Interest, net of the amounts capitalized shown below                            $  7,561           $  6,432
  Interest capitalized                                                                  75                216
  Income taxes, net of refunds                                                         234                 --
Supplemental disclosure of non-cash investing and financing activities:
  Net non-cash debt increase (decrease)                                                 44            (15,992)
  Issuance of promissory notes as consideration for taxation liabilities             2,369                 --

                        LODGIAN, INC. AND SUBSIDIARIES
         RECONCILIATION OF EBITDA (A NON-GAAP MEASURE) WITH LOSS FROM
                    CONTINUING OPERATIONS (A GAAP MEASURE)



                                                                 THREE MONTHS ENDED
                                                         ---------------------------------
                                                         MARCH 31, 2004     MARCH 31, 2003
                                                              (UNAUDITED IN THOUSANDS)
CONTINUING OPERATIONS:
 Loss - continuing operations                                $ (6,384)          $ (5,841)
 Depreciation and amortization                                  6,805              7,422
 Interest income and other                                        (43)               (83)
 Interest expense                                               8,159              6,279
 Preferred stock dividends                                      4,285                 --
 Provision for income taxes - continuing operations                76                 76
                                                             --------           --------
 EBITDA                                                      $ 12,898           $  7,853
                                                             ========           ========



Loss - continuing operations is after deducting post-emergence Chapter 11 expenses, included in corporate and other on the consolidated statement of operations, of $0.2 million and $2.2 million for the three months ended March 31, 2004 and 2003, respectively, and is after deducting $1.2 million of reorganization expenses for the three months ended March 31, 2003.